UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2007

THESTREET.COM, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-25779	06-1515824
(Commission File Number)	(IRS Employer Identification No.)

14 WALL STREET
15TH FLOOR
NEW YORK, NEW YORK 10005
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 321-5000

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

      The information required by this Item 1.01 is included by reference in Item 2.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

      On November 1, 2007, BFPC Newco LLC, a wholly owned subsidiary of TheStreet.com, Inc. (the “Company”) acquired (the “Acquisition”) 100% of the stock of Bankers Financial Products Corporation (“BFPC”), pursuant to a Stock Purchase Agreement (the “Agreement”), among BFPC Newco LLC, and the selling stockholders (the “Sellers”).

      The purchase price for the Acquisition consisted of approximately $16.9 million in cash (net of $3.9 million in debt repayment) and 636,081 shares (the “Acquisition Shares”) of unregistered common stock of the Company. In addition, the principal stockholder of BFPC received an option (the “Acquisition Option”) to purchase up to 175,600 shares of common stock priced at $12.577 and vesting ratably over three years.

      Pursuant to the Agreement, each Seller entered into five year non-competition and non-solicitation agreements with the Company with regard to any businesses which compete to any extent with businesses conducted or proposed to be conducted by the Company or its affiliates. $2,000,000 of the purchase price was allocated to such agreements.

      The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as exhibit 2.1 to this Report and incorporated by reference herein. The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about us or the other parties thereto. The Agreement contains representations and warranties the parties thereto made to, and solely for the benefit of, the other parties thereto. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts. In addition, the Agreement is modified by the underlying disclosure schedules. Information concerning the subject matter of the representations and warranties may change after the date of the Agreement, such change may or may not be fully reflected in our public disclosures.

Item 2.02 Results of Operations and Financial Condition

      On November 6, 2007, TheStreet.com, Inc. issued a press release announcing its financial results for the third quarter of 2007. A copy of the Company’s press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

      The information in Section 2.02 this Current Report and Exhibit 99.1 are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 3.02 Unregistered Sales of Equity Securities.

      In connection with the Agreement, the Company issued the Acquisition Shares and the Acquisition Option. The information contained in Item 2.01 is incorporated by reference herein. The shares were issued to the Sellers without registration under the Act in reliance upon the exemptions from registration provided under Section 4(2) of the Act. The issuance did not involve any public offering; no general solicitation or general advertising was used in connection with such issuance; the Sellers represented that they were “accredited investors” within the meaning of Rule 501 of Regulation D under the Act and the Acquisition Shares and Acquisition Option were issued with restricted securities legends.

Item 9.01. Financial Statements and Exhibits.

      (a) Financial statements of businesses acquired.

      Any required financial statements will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 71 calendar days after the date this Form 8-K is required to be filed with the Securities and Exchange Commission.

      (b) Pro forma financial information.

      Any required pro forma financial information will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 71 calendar days after the date this Form 8-K is required to be filed with the Securities and Exchange Commission.

      (d) Exhibits

2.1	Stock Purchase Agreement By and Among BFPC Newco LLC, Larry Starkweather, Kyle Selberg, Rachelle Zorn, Robert Quinn and Larry Starkweather as Agent

2.2	Option to Purchase Common Stock

99.1	Press release, dated November 6, 2007

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET.COM, INC. (Registrant)

By: /s/Thomas J. Clarke, Jr.
November 6, 2007	Name: Thomas J. Clarke, Jr.
Title: Chief Executive Officer